UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2006

CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

206 - 475 Howe Street, Vancouver, British Columbia, Canada	V6C 2B3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 685-8355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	—	Regulation FD Disclosure

         On March 16, 2006, the Registrant issued the press release attached hereto as Exhibit 99.1.

Item 8.01	—	Other Events

        On March 16, 2006, the Registrant issued the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation
(Registrant)

Date: March 16, 2006	By:	/s/ Thornton Donaldson
Name: Thornton Donaldson
Title: President

NEWS RELEASE
Cusip# 138748 10
Trading Symbol: OTC BB CWPC

CanWest Petroleum and Oilsands Quest are pleased to announce the approval of an additional 150 - core hole drilling program at the Firebag East Project

Calgary, Alberta March 16, 2006-Regulatory approval has been received to proceed with a 150 core hole drilling program known as Phase II on the Firebag East oil sands exploration permits in northwest Saskatchewan. The program will include the drilling, coring and geophysical logging of up to 150 resource delineation holes. Drilling will commence immediately and dovetail with the Phase I drilling program that is nearing completion.

The Companies are pleased to report that 20 of the 25 core holes of the Phase I program have been completed and the Companies are very encouraged by results to date. Summary details of an initial evaluation will be released after completion of the Phase I program.

Part of the Phase II program has commenced with the construction of approximately 80 kilometres (48 miles) of new access roads to link the 150 proposed drill sites. Many of the proposed drill sites for the Phase II program are accessible during the summer months for drilling. Drilling on the sites during the summer months will be subject to further work permits from the Saskatchewan Government.

In support of an expanded drill program for next winter which may employ four or five core drilling rigs, a camp facility for approximately 100 workers will be required. Oilsands Quest Inc. has committed $4 million (Canadian Funds) to the purchase of the camp facility for delivery in the fall of 2006.

CanWest Petroleum Corporation owns a 63.1% interest, on a fully diluted basis, in Oilsands Quest Inc, a private Alberta operating company that owns 100% of extensive acreage in the Canadian Athabasca Oil Sands Region covering some 846,000 acres known as the Firebag East Project.

For more information,

Contacts: Jonathan Buick 1-877-748-0914 or 416 -915-0915
Company Contacts Toll Free: 1-800-877-1626 or (888) 858-7759
Email to: investor@canwestpetroleum.com
www.canwestpetroleum.com

Oilsands Quest Inc.
contact: Christopher H. Hopkins, President & CEO
Phone (403) 263-1623
E-mail: chopkins@oilsandsquest.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.